EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Biolog Inc. (the "Company") on Form 10-Q/A for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph Passalaqua, President and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 13, 2011

By: /s/ Joseph Passalaqua

Name: Joseph Passalaqua

Title: President

Chief Executive Officer

Principal Executive Officer

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Biolog Inc. (the "Company") on Form 10-Q/A for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Garry McHenry, Secretary, and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  July 13, 2011

By: /s/ Garry McHenry

Name: Garry McHenry

Title: Secretary

Chief Financial Officer

Principal Financial Officer